As filed with the Securities and Exchange Commission on November 24, 2009

Registration Number 033-23948

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE TRAVELERS COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0518860
(State of incorporation)	(IRS Employer Identification No.)

485 Lexington Avenue

New York, NY 10017

 (Address of Principal Executive Offices) (Zip Code)

ST. PAUL UK 1988 (SAYE) SCHEME

 (Full title of the plan)

Matthew S. Furman, Esq.
Senior Vice President and Corporate Secretary
The Travelers Companies, Inc.
385 Washington Street

St. Paul, MN 55102

(917) 778-6828

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (the “Registration Statement”), File No. 033-23948, which originally registered shares of common stock of The St. Paul Companies, Inc. (now known as The Travelers Companies, Inc.) for issuance pursuant to the St. Paul UK 1988 (SAYE) Scheme (the “Plan”).  The Plan has terminated and this Post-Effective Amendment is filed to deregister the 212 remaining shares registered, but not issued, under the Registration Statement following termination of the Plan.

Item 8.    Exhibits

The following is a complete list of Exhibits filed or incorporated by reference as part of this Post-Effective Amendment to the Registration Statement on Form S-8:

Exhibit	Description

24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 24, 2009.

THE TRAVELERS COMPANIES, INC.

By:	/s/ Matthew S. Furman
Name:	Matthew S. Furman
Title:	Senior Vice President and Corporate
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: November 24, 2009	/s/ Jay S. Fishman
Jay S. Fishman, Director, Chairman and Chief Executive Officer

Date: November 24, 2009	/s/ Jay S. Benet
Jay S. Benet, Vice Chairman and
Chief Financial Officer

Date: November 24, 2009	/s/ Douglas K. Russell
Senior Vice President and Corporate Controller

Date: November 24, 2009	By: *
Alan L. Beller, Director

Date: November 24, 2009	By: *
John H. Dasburg, Director

Date: November 24, 2009	By: *
Janet M. Dolan, Director

Date: November 24, 2009	By: *
Kenneth M. Duberstein, Director

Date: November 24, 2009	By: *
Lawrence G. Graev, Director

Date: November 24, 2009	By: *
Patricia L. Higgins, Director

Date: November 24, 2009	By: *
Thomas R. Hodgson, Director

Date: November 24, 2009	By:	*
Cleve L. Killingsworth, Jr., Director

Date: November 24, 2009	By:	*
Robert I. Lipp, Director

Date: November 24, 2009	By:	*
Blythe J. McGarvie, Director

Date: November 24, 2009	By:	*
Laurie J. Thomsen, Director

Date: November 24, 2009	*By:	/s/ Matthew S. Furman
Matthew S. Furman, Attorney-in-fact